Exhibit 99.1

FOR FURTHER INFORMATION

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

April 6, 2020

NN, Inc. Withdraws Full-Year 2020 Financial Guidance Due to COVID-19 Impact

CHARLOTTE, N.C., April 6, 2020 — NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced that due to heightened macroeconomic uncertainty as a result of the COVID-19 outbreak, the Company is withdrawing full-year 2020 financial guidance, previously issued on March 12, 2020, as the relative stability in the North American and European markets on that date has now deteriorated and continues to rapidly change. NN is maintaining its previously announced Q1 guidance with current forecasts indicating results to be at the low end of the range.

“The effects of COVID-19 on the global economy are evolving at a rapid pace and we are currently unable to predict the duration of the situation nor the full impact on our business,” said Warren Veltman, President and Chief Executive Officer. “Given this uncertainty, we are withdrawing our full-year guidance for 2020. Our focus remains on securing the health of our employees, mitigating any supply chain disruption, and striving to meet our customers’ volume requirements.”

Tom DeByle, Senior Vice President and Chief Financial Officer, said, “Our Life Sciences and Power Solutions facilities operated normally through the majority of the first quarter despite the current environment and most of the Mobile Solutions facilities are currently serving demand from select customers that have been deemed essential manufacturers.”

In light of the uncertainty due to COVID-19, NN drew down $60M under its credit facility to strengthen its near-term cash position. The Company remains committed to reducing overall leverage and identifying additional avenues for increasing its financial flexibility and liquidity. NN’s previously disclosed strategic review remains ongoing.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 50 facilities in North America, Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, disruptions in the Company’s businesses and global economies and other impacts from further spread of the coronavirus outbreak, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding strategic review and pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.